UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	May 14, 2009
(Date of earliest event reported):	May 10, 2009
Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act
|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
| | Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2009, D&E Communications, Inc. (“D&E”) issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Windstream Corporation (“Windstream”) and Delta Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Windstream (“Newco”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, D&E will merge with and into Newco., with Newco. continuing as the surviving corporation (the “Merger”).

At the effective time and as a result of the Merger, each share of common stock, par value $0.16 per share, of D&E, issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for (i) shares of common stock of Windstream at a fixed exchange ratio of 0.650 and (ii) $5.00 in cash. In connection with the Merger, Windstream has agreed to, at the election of the optionholder (i) assume all issued and outstanding options to purchase D&E common stock granted pursuant to D&E’s Amended and Restated 1999 Long Term Incentive Plan or 2008 Long-Term Incentive Plan or predecessor plans thereto or (ii) pay in cash the difference between the exercise price of the options and the per share merger consideration in cash.

D&E has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary and usual course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, (iv) that, subject to certain exceptions, the Board of Directors of D&E will recommend approval of the Merger Agreement by its shareholders, and (v) not to (a) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (b) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information in connection with, alternative business combination transactions. The Merger Agreement permits D&E to pay its current quarterly dividend during the period prior to consummation of the Merger and provides that D&E’s shareholders shall be eligible to receive a dividend on D&E’s common stock or Windstream’s common stock, but not both, for the calendar quarter during which the closing of the Merger is to occur.

Consummation of the Merger is subject to standard conditions, such as the absence of a material adverse change relating to D&E and Windstream, and approval of D&E’s shareholders. The approval of Windstream’s shareholders is not required and there is no financing contingency in the Merger Agreement.The consummation of the Merger is also subject to the satisfaction of several regulatory approvals, including, without limitation: (i) approval by the Federal Communications Commission; (ii) approval by the Pennsylvania Public Utility Commission; and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The transaction is expected to close in the second half of 2009. The preferred stock of Denver and Ephrata Telephone and Telegraph Company, Series A 4 1/2% par value $100, cumulative, callable at par, is expected to be redeemed as of the effective time of the Merger.

D&E may terminate the Merger Agreement under certain circumstances, including the good faith determination by its board of directors that it has received an unsolicited bona fide “Superior Proposal,” as defined in the Merger Agreement in compliance with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $5,500,000 to Windstream.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Windstream, D&E, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Windstream, D&E, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Windstream or D&E.

Additional Information:

In connection with the proposed transaction, Windstream will file a registration statement, including a joint proxy statement/prospectus of Windstream and D&E, with the SEC. D&E will mail the proxy statement/prospectus to its shareholders. Investors are urged to read the registration statement and proxy statement/prospectus (including all amendments and supplements to it because they will contain important information. Investors may obtain free copies of the registration statement and proxy statement/prospectus when they become available, as well as other filings containing information about Windstream and D&E, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from D&E’s Investor Relations web site (www.decommunications.com) or by directing a request to D&E at D&E Communications, P.O. Box 458, Ephrata, Pennsylvania 17522, Attention: Corporate Secretary or by calling (717) 738-8315. Copies of Windstream’s filings may be obtained for free from Windstream’s Investor Relations Web Site (www.windstream.com) or by directing a request to Windstream at Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 or by calling (866) 320-7922.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition, the Board of Directors approved a transaction award program (the “Transaction Award Program”), which provides certain benefits to certain of D&E’s named executive officers. The Transaction Award Program will permit D&E to pay certain executives, prior to the closing of the Merger, the lesser of (i) one's year's salary or (ii) such amount as would not cause a recipient to owe an excise tax under Section 280G of the Internal Revenue Code. James W. Morozzi, Thomas E. Morell and Albert H. Kramer, named executive officers, are eligible to receive an amount up to $275,000, $250,000 and $210,000, respectively, under the terms of the Transaction Award Program.

In connection with the Merger, the Board of Directors also approved a transition award program (the “Transition Award Program”), which provides certain benefits to designated key employees of the Company, including certain of D&E’s named executive officers. The objective of the Transition Award Program is to retain officers and other critical employees during the period leading up to the Merger and for a transition period thereafter and to provide an incentive to complete an effective transition. Each of the participants under the Transition Award Program will be eligible to receive a cash award payable fifty percent (50%) on the date which is thirty (30) days after the closing date of the merger and the remaining fifty percent (50%) payable at the earlier of (i) termination of employment or (ii) completion of the billing conversion by Windstream and D&E. Two of D&E’s named executive officers, Stuart L. Kirkwood and Leonard J. Beurer, named executive officers, are eligible to participate in the Transition Award Program. Messrs. Kirkwood and Beurer are each eligible to receive $71,000, under the terms of the Transition Award Program.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Windstream, Delta Merger Sub, Inc. and D&E, dated as of May 10, 2009
10.1	Form of Transaction Award Plan Agreement
10.2	Form of Transition Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 14, 2009	D&E COMMUNICATIONS, INC. By: /s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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